Exhibit 5.2

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: +1.714.540.1235 Fax: +1.714.755.8290
www.lw.com

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October 6, 2025	Düsseldorf	San Diego
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Realty Income Corporation

11995 El Camino Real

San Diego, California 92130

Re:	Registration Statement No. 333-277150; $400,000,000 Aggregate Principal Amount of 3.950% Notes due 2029 and $400,000,000 Aggregate Principal Amount of 4.500% Notes due 2033

Ladies and Gentlemen:

We have acted as special counsel to Realty Income Corporation, a Maryland corporation (the “Company”), in connection with the issuance of $400,000,000 aggregate principal amount of the Company’s 3.950% Notes due 2029 (the “2029 Notes”) and $400,000,000 aggregate principal amount of the Company’s 4.500% Notes due 2033 (the “2033 Notes” and, together with the 2029 Notes, the “Securities”), under an indenture dated as of October 28, 1998 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) and an officers’ certificate dated as of October 6, 2025 establishing the respective forms and terms of the Securities pursuant to Sections 201, 301 and 303 of the Base Indenture (in each case, together with the Base Indenture, the “Indenture”), pursuant to (i) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 16, 2024 (File No. 333-277150) (the “Registration Statement”), (ii) a base prospectus dated February 16, 2024 (the “Base Prospectus”), (iii) the “issuer free writing prospectus” (as defined in Rule 433 and Rule 405 under the Act) filed by the Company with the Commission pursuant to Rule 433 under the Act on September 25, 2025 (the “Specified IFWP”), (iv) a final prospectus supplement dated September 25, 2025 (the “Final Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), and (v) a purchase agreement dated September 25, 2025 by and among Wells Fargo Securities, LLC, Barclays Capital Inc., BofA Securities, Inc., Mizuho Securities USA LLC and TD Securities (USA) LLC, the other underwriters party thereto, and the Company (the “Purchase Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Specified IFWP, or the Prospectus, other than as to the enforceability of the Securities.

Realty Income Corporation October 6, 2025 Page 2

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to the laws of the State of Maryland are addressed in the opinion of Venable LLP, separately provided to you. We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such elements.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Securities have been duly executed, issued, and authenticated and delivered by or on behalf of the Company against delivery and payment therefor in accordance with the terms of the Indenture and delivered against payment therefor in the circumstances contemplated by the Purchase Agreement, the Securities will be legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (c) the waiver of rights or defenses contained in the Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of the Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (g) waivers of broadly or vaguely stated rights, (h) covenants not to compete; (i) provisions for exclusivity, election or cumulation of rights or remedies; (j) provisions authorizing or validating conclusive or discretionary determinations; (k) grants of setoff rights; (l) proxies, powers and trusts; and (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property.

Realty Income Corporation October 6, 2025 Page 3

With your consent, we have assumed (i) the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Maryland, and has the corporate power and authority to enter into and consummate the transactions contemplated by the Purchase Agreement, the Indenture and the Securities (collectively, the “Documents”); (ii) the Securities have been duly authorized for issuance by all necessary corporate action by the Company and the execution, delivery and performance of the Documents have been duly authorized by all necessary corporate action by the Company; (iii) the Documents have been duly authorized, executed and delivered by the parties thereto, including the Company; (iv) each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (v) the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and the Prospectus and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to a current report on Form 8-K dated October 6, 2025 and to the reference to our firm contained in the Final Prospectus Supplement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP